Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of GlobeSpan, Inc. of our report dated April 21, 2000 (May 16, 2000 as to the second paragraph of Note 5) relating to the financial statements of iCompression Inc. included in GlobeSpan, Inc.'s Form 8-K/A filed on May 23, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Jose, California
July 31, 2001